UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 13, 2006

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 13, 2006, WCI Communities, Inc. (the “Borrower”) entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto (collectively, the “Lenders”), Wachovia Bank, N.A., as Syndication Agent, Fifth Third Bank, KeyBank, N.A. and The Royal Bank of Scotland PLC, as Co-Documentation Agents, and Banc of America Securities LLC, Wachovia Capital Markets, LLC and RBS Securities Corporation, as Joint Lead Arrangers and Joint Book Managers, and terminated its existing credit agreement dated as of August 13, 2004. The Credit Agreement provides for the Lenders to make available to the Borrower a senior unsecured revolving credit facility in the aggregate amount of US$900,000,000. The obligations of the Borrower under the Credit Agreement will be guaranteed by certain subsidiaries of Borrower.

The Credit Agreement contains certain customary representations and warranties and customary covenants restricting the ability of the Borrower and its subsidiaries to, among other things, declare dividends and redeem capital stock, incur additional indebtedness, create liens, engage in mergers, consolidations, acquisitions and asset sales, change the nature of its business, make investments, loans and advances, engage in certain transactions with affiliates, issue subordinated debt and make prepayments of subordinated debt. In addition, the Credit Agreement requires the Borrower to maintain a minimum adjusted tangible net worth ratio, a minimum ratio of EBITDA to fixed charges and a maximum leverage ratio. Events of default under the Credit Agreement include, but are not limited to, failure to pay principal, interests, fees or other amounts when due, material breach of any representation or warranty, covenant defaults, cross defaults to other material indebtedness, events of bankruptcy, invalidity of any guarantee, a change of control and other customary events of default.

Some of the Lenders, and certain of their affiliates, under the Revolving Credit Agreement perform various financial advisory, investment banking and commercial banking services for the Borrower, for which they receive usual and customary fees.

A copy of the Credit Agreement is attached to this report as Exhibit 99.1. The above description of the Credit Agreement is not complete and is qualified in its entirety by reference to the exhibit.

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Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Senior Unsecured Revolving Credit Agreement dated as of June 13, 2006 among WCI Communities, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, and the other Lenders party thereto; Wachovia Bank, N.A., as Syndication Agent, Fifth Third Bank, KeyBank, N.A., and The Royal Bank of Scotland PLC, as Co-Documentation Agents, and Banc of America Securities LLC, Wachovia Capital Markets, LLC, and RBS Securities Corporation, as Joint Lead Arrangers and Joint Book Managers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ JAMES D. CULLEN
Name:	James D. Cullen
Title:	Vice President

Date: June 16, 2006

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Senior Unsecured Revolving Credit Agreement dated as of June 13, 2006 among WCI Communities, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, and the other Lenders party thereto; Wachovia Bank, N.A., as Syndication Agent, Fifth Third Bank, KeyBank, N.A., and The Royal Bank of Scotland PLC, as Co-Documentation Agents, and Banc of America Securities LLC, Wachovia Capital Markets, LLC, and RBS Securities Corporation, as Joint Lead Arrangers and Joint Book Managers.

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